EXHIBIT 4.1

               TEMPORARY CERTIFICATE EXCHANGEABLE FOR DEFINITIVE
                  ENGRAVED CERTIFICATE WHEN READY FOR DELIVERY

                        THIS CERTIFICATE IS TRANSFERABLE
                    IN NEW YORK, NY AND RIDGEFIELD PARK, NJ

                      INNOVATIVE VALVE TECHNOLOGIES, INC.

              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

                                  COMMON STOCK

                                SEE REVERSE FOR
                              CERTAIN DEFINITIONS
                                  AND LEGENDS

                               CUSIP 45767J 10 6

THIS CERTIFIES THAT___________________________________________________________

IS THE OWNER OF_______________________________________________________________
FULLY PAID AND NON-ASSESSABLE SHARES OF THE PAR VALUE OF $.001 PER SHARE OF THE COMMON STOCK OF

                      INNOVATIVE VALVE TECHNOLOGIES, INC.

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to the provisions of the laws of the State of Delaware and to all of the provisions of the Restated Certificate of Incorporation and the Bylaws of the Corporation, as amended from time to time (copies of which are on file at the office of the Corporation), to all of which the holder of this certificate by acceptance hereof assents. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

        IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its duly authorized officers and its corporate seal to be hereto affixed.


Dated                                                      CHAIRMAN OF THE BOARD
                                           PRESIDENT AND CHIEF EXECUTIVE OFFICER

                                                                       SECRETARY

COUNTERSIGNED AND REGISTERED:
                    CHASEMELLON SHAREHOLDER SERVICES, L.L.C.
                                                                  TRANSFER AGENT
                                                                   AND REGISTRAR
BY
                                                            AUTHORIZED SIGNATURE

                      INNOVATIVE VALVE TECHNOLOGIES, INC.

        The Corporation is authorized to issue Common Stock, par value $.001 per share, and Preffered Stock, par value $.001 per share. The Board of Directors of the Corporation has authority to fix the number of shares and the designation of any series of Preferred Stock and to determine the powers, designations, preferences and relative, participating, optional or other special rights between owners of stock or series thereof of the Corproation, and the qualifications, limitations or restrictions of such preferences and/or rights. The Corporation will furnish without charge to each stockholder who so requests a full statement of the foregoing as established from time to time by the Restated Certificate of Incorporation of the Corporation and by any certificate of designations. Any such request should be made to the Secretary of the Corporation at the offices of the Corporation.

        The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common
TEN ENT - as tenants by the entireties
JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT - ____________________ Custodian _____________________
                          (Cust)                          (Minor)
                    Under Uniform Gifts to Minors Act _____________________
                                                            (State)

UNIF TRF MIN ACT - _______________ Custodian (until age ____) ___________
                       (Cust)                                   (Minor)
                    Under Uniform Transfer to Minors Act ___________
                                                           (State)

    Additional abbreviations may also be used though not in the above list.

For value received, ____________________ hereby sell, assign and transfer unto

                 PLEASE INSERT SOCIAL SECURITY NUMBER OR OTHER
                         INDENTIFYING NUMBER OF ASSIGNEE
                         -------------------------------
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                         |                             |
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  (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE OF ASSIGNEE)

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----------------------------------------------------------------------- shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ____________________________________Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated _____________________

                NOTICE:
                                             X________________________________
THE SIGNATURE(S) TO THIS ASSIGNMENT MUST                 (SIGNATURE)
CORRESOND WITH THE NAME(S) AS WRITTEN ON
THE FACE OF THE CERTIFICATE IN EVERY         X________________________________
PARTICULAR WITHOUT ALTERATION OR                         (SIGNATURE)
ENLARGEMENT OR ANY CHANGE WHATEVER.
                                        ----------------------------------------
   This certificate also evidences and  |THE SIGNATURES(S) SHOULD BE GUARANTEED
entitles the holder hereof to certain   |BY AN ELIGIBLE GUARANTOR INSTITUTION
Rights as set forth in the Rights       |(BANKS, STOCKBROKERS, SAVINGS AND LOAN
Agreement between Innovative Valve      |ASSOCIATIONS AND CREDIT UNIONS WITH
Technologies, Inc. (the "Company") and |MEMBERSHIP IN AN APPROVED SIGNATURE ChaseMellon Shareholder Services, L.L.C |GUARANTEE MEDALLION PROGRAM). PURSUANT
(the "Rights Agent") dated as of        |TO S.E.C. RULE 17Ad-15.
September 1, 1997 as it may from time to|---------------------------------------
time be supplemented or amended (the    |SIGNATURES(S) GUARANTEED BY:
"Rights Agreement"), the terms of which |
are hereby incorporated herein by       |
reference and a copy of which is on file|
at the principal offices of the Company.|
Under certain circumstances, as set     |
forth in the Rights Agreement, such     |
Rights may be redeemed, may be          |
exchanged, may expire or may be         |
evidenced by separate certificates and  |
will no longer by evidenced by this     |
cerrtificate. The Comany will mail to   |
the holder of this certificate a copy   |
of the Rights Agreement, as in effect on|
the date of mailing, without charge     |
promptly after receipt of a written     |
request therefor. Under certain         |
circumstances set forth in the Rights   |
Agreement, Rights beneficially owned by |
or transferred to any Person who is, was|
or becomes an Acquiring Person or any   |
Affiliate or Associate thereof (as such |
terms are defined in the Rights         |
Agreement), and certain transferees     |
thereof, will become null and void and  |
will no longer be transferable.         |---------------------------------------